UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 17, 2008

Biolase Technology, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19627	87-0442441
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Cromwell, Irvine, California		92618
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949-361-1200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

The information set forth under "Item 3.03. Material Modification to Rights of Security Holders" is incorporated herein by reference.

Item 3.03 Material Modifications to Rights of Security Holders.

On December 19, 2008, Biolase Technology, Inc. (the "Company") entered into an Amendment to Rights Agreement (the "Amendment") with Computershare Trust Company, N.A. (the "Rights Agent"), which amends the terms of the Rights Agreement dated as of December 31, 1998 between the Company and U.S. Stock Transfer Company, which would have expired at the close of business on December 31, 2008. The Amendment extends the term of the Rights Plan for ten years, or through December 31, 2018. In addition, the Amendment updates the Rights Plan to reflect the change in rights agent from U.S. Stock Transfer Company to the Rights Agent and for other immaterial changes related to the Rights Agent.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 4.1 hereto and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 17, 2008, the Board of Directors of the Company (the "Board") adopted and approved, effective December 19, 2008, the Biolase Technology, Inc. Fourth Amended and Restated Bylaws (the "Amended Bylaws."). The Amended Bylaws amend the advance notice provisions for stockholder proposals and nominations, special meetings, and actions by written consent and were made to ensure such provisions are clear and unambiguous in light of recent Delaware case law developments. Specifically, the Amended Bylaws include the following revisions:

• revised procedures for stockholders to call special meetings under Section 2.3. Under the Amended Bylaws, stockholders who wish to call a special meeting must first request that the Board fix a record date to determine the stockholders entitled to demand that the secretary of the Company call such special meeting. Such request must contain certain information about the stockholder, including the stockholder’s ownership interests in the Company, a description of the action to be taken, including the stockholder’s interest in such action and a description of any agreements, arrangements and understandings between the stockholder, any beneficial owner and any other person or entity in connection with the request or such action. The Amended Bylaws require the stockholder requesting a special meeting to update and supplement the information provided to the Company in the request. The revisions further clarify the procedures for providing demands to call a special meeting once such stockholder has requested that the Board fix a record date. In addition, the Amended Bylaws set forth certain conditions under which the secretary of the Company can reject a stockholder demand to call a special meeting, including if the demand does not comply with the procedures set forth in Section 2.3 or if the demand relates to an item of business that is excludable as listed therein;

• revised procedures for stockholders to act by written consent under Section 2.10. The Amended Bylaws provide that stockholders who wish to act by written consent must first request that the Board fix a record date to determine the stockholders entitled to take such action. Such request must contain certain information about the stockholder, including the stockholder’s ownership interests in the Company, a description of the action to be taken, including the stockholder’s interest in such action and a description of any agreements, arrangements and understandings between the stockholder, any beneficial owner and any other person or entity in connection with the request or such action. The Amended Bylaws require the stockholder requesting to act by written consent to update and supplement the information provided to the Company in the request and demand; and

• revised advance notice requirements for stockholder proposals of business and nominations for the Board under Section 2.11. The revisions clarify that the requirements set forth in Section 2.11 of the Amended Bylaws apply to all stockholder proposals and director nominations by stockholders and are the exclusive means for stockholders to submit such matters, other than proposals and nominations governed by Rule 14a-8 under the Securities Exchange Act of 1934, as amended (which provides certain procedural requirements). The revised Section 2.11 requires stockholders to disclose all ownership interests in the Company in light of increased use by investors of derivative instruments that are not reflected in an investor’s beneficial ownership of the Company’s securities. In addition, a stockholder proponent must disclose all agreements, arrangements and understandings between such stockholder and any other person with respect to business being proposed or nominations for election to the Board. The stockholder proponent is further required to update and supplement the information provided to the Company in the notice. The Amended Bylaws also change the advance notice deadlines for nominations by stockholders and stockholder proposals intended to be brought before a meeting such that notice must be received by the Company not earlier than the 120th day and not later than the close of business on the 90th day prior to the anniversary of the date of the previous year’s annual meeting. The former deadlines required such notice to be received not earlier than the 105th day and not later than the 55th day prior to the anniversary of the date of the previous year’s annual meeting.

The foregoing description of the Amended Bylaws is qualified in its entirety by reference to the full text of the Amended Bylaws, a copy of which is attached as Exhibit 3.1 hereto and incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biolase Technology, Inc.

December 19, 2008	By:	/s/ Jake St. Philip

Name: Jake St. Philip
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

3.1	Biolase Technology, Inc. Fourth Amended and Restated Bylaws
4.1	Amendment to Rights Agreement, dated December 19, 2008 between Biolase Technology, Inc. and Computershare Trust Company, N.A.